Exhibit 24.1

February 13, 2012

Thomas A. Fanning, Art P. Beattie and Melissa K. Caen

Gentlemen and Ms. Caen:

The Southern Company (the “Company”) proposes to file with the Securities and Exchange Commission a registration statement or statements under the Securities Act of 1933, as amended, with respect to the issuance and sale of additional shares of its common stock pursuant to and in accordance with the Southern Investment Plan, in an amount not to exceed 20,000,000 shares (plus any previously registered and unissued shares), and any necessary or appropriate amendments (including post-effective amendments) to such registration statement or statements.

The Company and the undersigned directors and officers of the Company, individually as a director and/or as an officer of the Company, hereby make, constitute and appoint each of you our true and lawful Attorney (with full power of substitution) for each of us and in each of our names, places and steads to sign and cause to be filed with the Securities and Exchange Commission the aforementioned registration statement or statements and any appropriate amendment or amendments thereto (including post-effective amendments) to be accompanied in each case by a prospectus and any appropriately amended prospectus or supplement thereto or any necessary exhibits.

The Company hereby authorizes you or any one of you to execute said registration statement or statements and any amendments thereto (including post-effective amendments) on its behalf as attorney-in-fact for it and its authorized officers, and to file the same as aforesaid.

The undersigned directors and officers of the Company hereby authorize you or any of you to sign said registration statement or statements on their behalf as attorney-in-fact and to amend, or remedy any deficiencies with respect to, said registration statement or statements by appropriate amendment or amendments (including post-effective amendments) and to file the same as aforesaid.

Yours very truly, THE SOUTHERN COMPANY By /s/Thomas A. Fanning Thomas A. Fanning Chairman, President and Chief Executive Officer

/s/Juanita Powell Baranco Juanita Powell Baranco	/s/Dale E. Klein Dale E. Klein
/s/Jon A. Boscia Jon A. Boscia	/s/J. Neal Purcell J. Neal Purcell
/s/Henry A. Clark III Henry A. Clark III	/s/William G. Smith, Jr. William G. Smith, Jr.
/s/Thomas A. Fanning Thomas A. Fanning	/s/Steven R. Specker Steven R. Specker
/s/H. William Habermeyer, Jr. H. William Habermeyer, Jr.	/s/Larry D. Thompson Larry D. Thompson
/s/Veronica M. Hagen Veronica M. Hagen	/s/G. Edison Holland, Jr. G. Edison Holland, Jr.
/s/Warren A. Hood, Jr. Warren A. Hood, Jr.	/s/Art P. Beattie Art P. Beattie
/s/Donald M. James Donald M. James	/s/W. Ron Hinson W. Ron Hinson

Extract from minutes of meeting of the board of directors of The Southern Company.

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RESOLVED FURTHER:  That for the purpose of signing the registration statement or statements under the Securities Act of 1933, as amended, to be filed with the Securities and Exchange Commission with respect to the issuance and sale by the Company of additional shares of its common stock under the Southern Investment Plan and of remedying any deficiencies with respect thereto by appropriate amendment or amendments (including post-effective amendments), the Company, the members of its Board of Directors and its officers are hereby authorized to give their several powers of attorney to Thomas A. Fanning, Art P. Beattie and Melissa K. Caen.

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The undersigned officer of The Southern Company does hereby certify that the foregoing is a true and correct copy of a resolution duly and regularly adopted at a meeting of the board of directors of The Southern Company, duly held on February 13, 2012, at which a quorum was in attendance and voting throughout, and that said resolution has not since been rescinded but is still in full force and effect.

Dated: February 27, 2012	THE SOUTHERN COMPANY By /s/Melissa K. Caen Melissa K. Caen Assistant Secretary